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                                                                   EXHIBIT 99.1

                                     EXHIBIT

Amendment No. 2 to the Rights Plan dated May 28, 1999, between Puroflow Incorporated, a Delaware Corporation, and Continental Stock Transfer & Trust Company.

Effective May 22, 2000, the Board of Directors of Puroflow Incorporated adopted an Amendment to the Rights Plan increasing the beneficial ownership threshold that would trigger the Rights (as defined in the Rights Plan) from 20% to 30%.

All other provisions of the Rights Plan remain in full force and effect until such date as the Board of Directors elect to modify the Rights Plan.


                              PUROFLOW INCORPORATED



                              By:      /s/ MICHAEL H. FIGOFF
                                 -----------------------------------------------
                                           Michael H. Figoff
                                           President and Chief Executive Officer


 /s/ SANDY YOSHISATO
--------------------
Sandy Yoshisato
Corporate Secretary


Date:  June 9, 2000
Van Nuys, California